CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated July 21, 2022, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended May 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 23, 2022

Appendix A

Columbia Funds Series Trust II

Columbia Dividend Opportunity Fund

Columbia High Yield Bond Fund

Columbia Large Cap Value Fund

Columbia Quality Income Fund

Columbia Seligman Technology and Information Fund

Columbia Select Large Cap Value Fund

Columbia Select Small Cap Value Fund

Columbia Commodity Strategy Fund

Columbia Flexible Capital Income Fund

Multi-Manager Value Strategies Fund

Columbia Mortgage Opportunities Fund